UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2002

CREATIVE HOST SERVICES, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

22845	33-0169494
(Commission File Number)	(I.R.S. Employer Identification No.)

16955 Via Del Campo. Suite 110, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 675-7711

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document: 4

Item 1.    Changes in Control of Registrant

Not applicable.

Item 2.    Acquisition or Disposition of Assets

Not Applicable.

Item 3.    Bankrupcty or Receivership

Not Applicable.

Item 4.    Changes in Registrant’s Certifying Accountant

Effective May 17, 2002, the Company has terminated its engagement with Stonefield Josephson, Inc. (“Former Accountant”). The Former Accountant’s reports on the Company’s financial statements during its past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through the date hereof, the Company did not have any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. A letter from the Former Accountant addressed to The Securities and Exchange Commission is attached to this Report as Exhibit 16.

On May 17, 2002, the Company engaged Deloitte & Touche LLP as its new independent auditors. Deloitte & Touche LLP will audit the Company’s financial statements for the fiscal year ending December 31, 2002.

The decision to change accountants was recommended and approved by the Company’s Board of Directors.

Item 5.    Other Events.

Not applicable.

Item 6.    Resignation of Directors and Appointment of New Directors

Not applicable.

Item 7.     Financial Statements, Pro Forma Financials & Exhibits

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

16. Letter from Stonefield Josephson, Inc., dated May 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CREATIVE HOST SERVICES, INC. (Registrant)

/s/ SAYED ALI
Sayed Ali President

Date: May 17, 2002

2